UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2012

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On July 31, 2012, we issued a press release and supplemental financial data with respect to our financial results for the quarter June 30, 2012. Copies of the press release and supplemental financial data are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. The information contained in this Item 2.02 and the attached Exhibit 99.1 and Exhibit 99.2 are furnished to, and not filed with, the Securities and Exchange Commission.

ITEM 8.01	Other Events

July 31, 2012 (San Francisco) We reported operating results for the quarter ended June 30, 2012. All per share results are reported on a fully diluted basis.

Second Quarter Operational and Financial Highlights

•	Quarterly funds from operations (FFO) totaled $45.8 million, or $0.59 per share. Quarterly net income available to common shareholders totaled $28.7 million, or $0.37 per share.

•

Year-over-year second-quarter same-store revenues and net operating income (NOI) increased 5.1% and 5.6%, respectively. On a sequential basis from the first quarter to the second quarter of 2012, same-store revenues and NOI increased 1.4% and 1.5%, respectively.

•	Physical occupancy averaged 95.4%; annualized turnover within the same-store portfolio was 65% for the quarter. Average revenue per occupied home for the quarter was $1,599.

•	Sold a 96 home community in San Diego for gross proceeds of $12.6 million and a gain on sale of $8.3 million.

•	We did not issue any stock under its at-the-market (ATM) equity program.

Second Quarter 2012

Funds from operations, the generally accepted measure of operating performance for real estate investment trusts, totaled $45.8 million, or $0.59 per share, for second quarter 2012, as compared with $34.9 million, or $0.49 per share, for the quarter ended June 30, 2011. FFO for the second quarter 2011 included a $3.6 million, or $0.05 per share, preferred stock redemption charge (a reconciliation of net income available to common shareholders to FFO is provided at the end of this release). Net income available to common shareholders for the second quarter totaled $28.7 million, or $0.37 per share, as compared with $6.2 million, or $0.09 per share, for the same period 2011. The second quarter 2011 results included the preferred stock redemption charge cited previously.

Our year-over-year earnings and FFO results reflect the impact of the following during 2012: (1) increases in same-store community-level operating results over 2011 levels; (2) incremental NOI from acquired and newly completed communities; and (3) a reduction in interest expense and preferred stock dividends due to lower leverage levels, which was offset by (4) a higher level of outstanding shares from equity issued in 2011 and 2012.

Same-Store Community Results

We define same-store communities as stabilized apartment communities we have owned for two comparable twelve month periods. Of the 21,240 apartment homes we own directly, same-store homes totaled 19,878 for the quarter.

On a year-over-year basis, overall same-store revenues and NOI increased 5.1% and 5.6%, respectively, for the second quarter. The revenue increase was driven by a 5.4% increase in rental rates earned per home during the quarter and a 30-basis-point decrease in year-over-year financial occupancy levels. Annualized turnover during the second quarter was 65%, as compared with 64% during the second quarter of 2011. Same-store expenses increased 4.1% over second quarter 2011 levels, reflecting the expected increase in property tax expenses and costs associated with the adoption of a third-party revenue management system.

On a sequential basis, same-store revenue increased 1.4%, NOI increased 1.5% and expenses increased 1.1% over first quarter 2012 levels. The sequential quarter increase in revenues was driven by a 1.6% increase in rental rates earned per home during the second quarter, offset by a 20 basis-point reduction in financial occupancy.

Investment Activity

In June, the first 28 homes were delivered on our Lawrence Station construction project in Sunnyvale, CA. The community is expected to be completed in the first quarter of 2013. Including Lawrence Station, we currently have four communities under construction, with a total of 1,260 homes, an aggregate projected investment of $554 million and an estimated balance to complete totaling $235 million.

During the quarter we exercised our option contract to purchase a second land site in Pleasanton, CA for $11.1 million. Including the newly acquired Pleasanton site, we own four land parcels representing 1,265 homes of future development and an estimated aggregate investment of $513 million upon completion with an estimated balance to complete of $389 million.

In May, we sold Countryside Village, a 96 home community located in San Diego for gross sales proceeds of $12.6 million. In conjunction with the transaction, we recorded a gain on sale of $8.3 million.

Capital Markets Activity

During the second quarter, we did not issue any stock under its at-the-market (ATM) equity program. The remaining capacity under the equity distribution agreements total $123.6 million.

Common and Preferred Dividends Declared

On August 1, 2012, our Board of Directors approved regular common and preferred stock dividends for the quarter ending September 30, 2012. All common and preferred dividends will be payable on Friday, September 28, 2012 to shareholders of record on Friday, September 14, 2012. The quarterly common dividend payment of $0.385 is equivalent to $1.54 per share on an annualized basis and represents a yield of approximately 2.9% on Monday’s closing price of $52.35 per share. We have paid uninterrupted quarterly dividends to shareholders since our founding in 1970.

Our 6.75% Series D quarterly preferred dividend is $0.421875 per share.

About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in major metropolitan markets in Southern and Northern California and Seattle. BRE directly owns 75 multifamily communities (totaling 21,240 homes) and has joint venture interests in an additional 11 apartment communities (totaling 3,592 homes). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting community development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information. For more details, refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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BRE Properties, Inc.

Consolidated Balance Sheets

Second Quarter 2012

(Unaudited, dollar amounts in thousands except per share data)

	June 30, 2012	December 31, 2011
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental communities	$3,630,399	$3,607,045
Construction in progress	310,231	246,347
Less: accumulated depreciation	(775,909)	(729,151)

	3,164,721	3,124,241

Equity in real estate joint ventures:
Investments	62,118	63,313
Land under development	124,288	101,023

Total real estate portfolio	3,351,127	3,288,577
Cash	2,968	9,600
Other assets	54,645	54,444

TOTAL ASSETS	$3,408,740	$3,352,621

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$690,018	$724,957
Unsecured line of credit	251,000	129,000
Mortgage loans payable	742,463	808,714
Accounts payable and accrued expenses	65,715	63,273

Total liabilities	1,749,196	1,725,944

Redeemable and other noncontrolling interests	8,107	16,228

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 2,159,715 shares with $25 liquidation preference issued and outstanding at June 30, 2012 and December 31, 2011, respectively.	22	22
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 76,795,641 and 75,556,167 at June 30, 2012 and December 31, 2011, respectively.	768	756
Additional paid-in capital	1,650,647	1,609,671

Total shareholders’ equity	1,651,437	1,610,449

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$3,408,740	$3,352,621

BRE Properties, Inc.

Consolidated Statements of Income

Quarters and Six Months Ended June 30, 2012 and 2011

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 6/30/12	Quarter ended 6/30/11	Six months ended 6/30/12	Six months ended 6/30/11
REVENUES
Rental income	$94,299	$87,913	$187,201	$173,234
Ancillary income	3,824	3,456	7,542	6,624

Total revenues	98,123	91,369	194,743	179,858
EXPENSES
Real estate	$30,875	$29,232	$61,725	$57,824
Provision for depreciation	24,850	27,421	49,825	51,311
Interest	16,272	18,739	33,490	38,487
General and administrative	6,211	5,159	12,058	10,394
Other expenses (1)	—	111	—	254

Total expenses	78,208	80,662	157,098	158,270
Other income	706	597	1,225	1,202
Net income before noncontrolling interests, partnership income and discontinued operations	20,621	11,304	38,870	22,790
Income from unconsolidated entities	728	731	1,456	1,372

Income from continuing operations	21,349	12,035	40,326	24,162
Discontinued operations:
Discontinued operations, net (2)	84	741	231	1,547
Net gain on sales of discontinued operations	8,279	—	8,279	—

Income from discontinued operations	8,363	741	8,510	1,547
NET INCOME	$29,712	$12,776	$48,836	$25,709

Redeemable and other noncontrolling interest in income	105	335	210	671
Redemption related preferred stock issuance cost	—	3,616	—	3,616
Dividends attributable to preferred stock	911	2,653	1,822	5,606

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$28,696	$6,172	$46,804	$15,816

Net income per common share—basic	$0.37	$0.09	$0.61	$0.23

Net income per common share—diluted	$0.37	$0.09	$0.61	$0.23

Weighted average shares outstanding—basic	76,735	70,025	76,323	67,760

Weighted average shares outstanding—diluted	77,070	70,285	76,700	68,190

(1)	For the quarter and six months ended June 30, 2011, Other expenses included $111,000 and $254,000, respectively, related to acquisition costs.
(2)	Includes one community sold during 2012 and two communities sold during 2011.

	Quarter ended 6/30/12	Quarter ended 6/30/11	Six months ended 6/30/12	Six months ended 6/30/11
Rental and ancillary income	$175	$2,094	$498	$4,210
Real estate expenses	(72)	(837)	(191)	(1,636)
Provision for depreciation	(19)	(516)	(76)	(1,027)

Income from discontinued operations, net	$84	$741	$231	$1,547

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated community, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 6/30/2012	Quarter Ended 6/30/2011	Six Months Ended 6/30/2012	Six Months Ended 6/30/2011
Net income available to common shareholders	$28,696	$6,172	$46,804	$15,816
Depreciation from continuing operations	24,850	27,421	49,825	51,311
Depreciation from discontinued operations	19	516	76	1,027
Redeemable and other noncontrolling interest in income	105	335	210	671
Depreciation from unconsolidated entities	504	514	999	1,020
Net gain on sales of discontinued operations	(8,279)	—	(8,279)	—
Less: Redeemable noncontrolling interest in income not convertible into common shares	(105)	(105)	(210)	(210)

Funds from operations	$45,790	$34,853	$89,425	$69,635

Diluted shares outstanding—EPS	77,070	70,285	76,700	68,190
Net income per common share—diluted	$0.37	$0.09	$0.61	$0.23

Diluted shares outstanding—FFO	77,070	70,900	76,740	68,810
FFO per common share—diluted	$0.59	$0.49	$1.17	$1.01

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from community dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter Ended 6/30/2012	Quarter Ended 6/30/2011	Six Month Ended 6/30/2012	Six Month Ended 6/30/2011
Net income available to common shareholders	$28,696	$6,172	$46,804	$15,816
Interest, including discontinued operations	16,272	18,739	33,490	38,487
Depreciation, including discontinued operations	24,869	27,937	49,901	52,338

EBITDA	69,837	52,848	130,195	106,641
Redeemable and other noncontrolling interest in income	105	335	210	671
Net gain on sales	(8,279)	—	(8,279)	—
Dividends on preferred stock	911	2,653	1,822	5,606
Other expenses	—	111	—	254
Redemption related to preferred stock issuance cost	—	3,616	—	3,616

Adjusted EBITDA	$62,574	$59,563	$123,948	$116,788

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core community operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead from acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter Ended 6/30/2012	Quarter Ended 6/30/2011	Six Month Ended 6/30/2012	Six Month Ended 6/30/2011
Net income available to common shareholders	$28,696	$6,172	$46,804	$15,816
Interest, including discontinued operations	16,272	18,739	33,490	38,487
Depreciation, including discontinued operations	24,869	27,937	49,901	52,338
Redeemable and other noncontrolling interest in income	105	335	210	671
Net gain on sales	(8,279)	—	(8,279)	—
Dividends on preferred stock	911	2,653	1,822	5,606
General and administrative expense	6,211	5,159	12,058	10,394
Other expenses	—	111	—	254
Redemption related to preferred stock issuance cost	—	3,616	—	3,616

NOI	$68,785	$64,722	$136,006	$127,182

Less Non Same-Store NOI	6,474	5,699	12,313	10,658

Same-Store NOI	$62,311	$59,023	$123,693	$116,524

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated July 31, 2012 including attachments.

99.2	Supplemental Financial data dated July 31, 2012, including attachments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc. (Registrant)

Date: July 31, 2012	/s/ John A. Schissel
John A. Schissel Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated July 31, 2012, including attachments.

99.2	Supplemental Financial data dated July 31, 2012, including attachments.